Exhibit 10.31

COMPENSATORY ARRANGEMENTS OF DIRECTORS

The Compensation and Benefits Committee of the Board of Directors of Dex Media, Inc. (the “Corporation”) approved non-management director compensation, effective as of December 2, 2013, as follows:

Service	Fee Amount
Annual Cash Retainer for Board Service	$120,000
Annual Chairman of the Board Retainer	$145,000
Annual Audit and Finance Committee Membership Retainer	$7,500
Annual Audit and Finance Committee Chairman Retainer	$25,000
Annual Compensation and Benefits Committee Membership Retainer	$7,500
Annual Compensation and Benefits Committee Chairman Retainer	$25,000
Annual Corporate Governance Committee Membership Retainer	$5,000
Annual Corporate Governance Committee Chairman Retainer	$15,000
Board and Committee Meeting Fee	$2,000
Annual Equity Retainer for Board Service	$30,000

Non-management directors also receive annual award of the Corporation’s common stock equal to $30,000 divided by the closing price of the Corporation’s common stock on the date of grant.